Exhibit 99.1
NCI Building Systems Announces Expiration of Tender Offer and Notification of its
Intent to Redeem 2.125% Convertible Senior Subordinated Notes Due 2024
HOUSTON, December 9, 2009 /PRNewswire-FirstCall/ — NCI Building Systems, Inc. (NYSE: NCS) today announced the expiration of its previously announced cash tender offer, commenced on November 9, 2009, to purchase its outstanding 2.125% Convertible Senior Subordinated Notes due 2024 (the “Notes”). The tender offer expired as of 11:59 p.m. New York City time on December 8, 2009. No holder of Notes has delivered any tender pursuant to the tender offer.
NCI also announced its election to redeem the remaining principal amount of approximately $58,750 of its outstanding Notes. NCI expects the redemption to occur on December 29, 2009 (the “Redemption Date”). The redemption of and payment on the Notes will be made by The Bank of New York Mellon Trust Company, N.A., the paying agent and the trustee of the indenture governing the notes, in accordance with terms and procedures specified in the redemption notice. NCI will pay for the Notes with cash on hand.
NCI will redeem the Notes at a redemption price (the “Redemption Price”) in cash equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest on the Notes payable up to, but excluding, the Redemption Date. In connection with the redemption, from December 9, 2009 until the close of business on December 28, 2009, each holder of Notes has the right, at its option, to require NCI to convert the principal amount of the holder’s Notes, or any portion of the principal amount of Notes that is a multiple of $1,000, into cash and fully paid shares of NCI’s common stock in accordance with the terms, procedures and conditions outlined in the indenture for the Notes. As of December 9, 2009, the conversion rate for the Notes is 24.9121 shares of common stock per $1,000 in principal amount of the Notes. The closing price of NCI’s common stock was $2.02 on December 8, 2009.
This press release does not constitute a notice of redemption of the Notes. The redemption is being made solely pursuant to a notice of redemption dated December 9, 2009, which will be mailed to the holders of the Notes by NCI today. Copies of the notice of redemption may be obtained from The Bank of New York Mellon Trust Company, N.A., the trustee and paying agent for the Notes, by contacting the trustee at: 601 Travis Street, 16th Floor, Houston, TX, 77002, Attention: Kash Asghar, (713) 483-6649.
NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.

Forward Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should,” “will” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, the outcome of any legal proceedings that may be instituted against the Company and others following the announcement of the redemption, industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; the current financial crisis and U.S. recession; changes in laws or regulations; and the volatility of the Company’s stock price. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 2, 2008, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.
CONTACT: Betsy Brod or Lynn Morgen, both of MBS Value Partners, +1-212-750-5800, for NCI Building Systems, Inc.